EXHIBIT 10.1

Licensing Agreement

Party A: Winner Group Limited
Address: Winner Industrial Park, Bulong Rd. Longhua Shenzhen
Authorized representative:

Party B: Jianquan Li
Address: Winner Industrial Park, Bulong Rd. Longhua Shenzhen

Whereas:

1.
Party A is a limited liability company incorporated in Cayman Islands. Its subsidiaries set up in the People’s Republic of China (“PRC Subsidiaries”) are mainly engaged in development, production and sales of medical apparatus products. Party B is the controlling shareholder of Party A;

2.
Party B owns three technical know-how (“Know How”) as listed in Schedule 1 of this Agreement and is currently applying for patents in PRC and other 30 countries, and preliminary reviews for such applications have been passed in some 8 countries;

3.
To facilitate the rapid development of Party A and its PRC Subsidiaries, Party B agrees to license Party A and its PRC Subsidiaries the right to use the Know-how and Party A agrees to accept such license.

Now, therefore, through friendly consultation, the parties have reached the following agreements:

1.	License For the Know-how
1.1	Party B agrees to grant Party A and its PRC Subsidiaries the perpetual license to the Know-how from the signing date of this Agreement.

1.2
Party B agrees that upon its obtaining patent rights for the Know-how, if, according to PRC laws and regulations, Party B needs to conduct registration or filing procedure with competent PRC authority for licensing of the patented Know-how, it shall cooperate with Party A to go through such procedures.

1.3	Both parties agree that without prior written consent of Party B, Party A and its PRC Subsidiaries shall not license any other party the right to use the Know-how.

2.	License Fee
2.1	Party B agrees that its license for Know-how to Party A and its PRC Subsidiaries is free of charge.

2.2	Party A agrees that as compensation to Party B’s free license, it shall bear all the cost and expenses incurred relating to the patent applications for the Know-how.

3.	Miscellaneous
3.1	This Agreement shall become effective once it is signed and stamped by both parties. This Agreement is in two originals. Each party shall retain one original and they are of the same legal effect.

3.2
This Agreement shall replace any oral or written agreement/arrangement reached by and between Party B and Party A as well as any of its PRC Subsidiaries previously, including but not limited to the Letter of Undertaking issued by Party B to Winner Medical (Huanggang) Co., Ltd.on September 22nd 2005.

Party A: Winner Group Limited Party B: Jianquan Li

Date: December 1st, 2005 Date: December 1st, 2005

Schedule 1:

Patents Application of Party B:

Name	Application Number	Type	Country	Status
manufacture method of the 100% cotton non-woven medical dressings	20051033147.1	Invention	PRC	Apply on 6 February 2005 Has passed initial exam
Spunlace non-woven fabric with X thread	200520055659.3	Utility Model	PRC	Apply on 17 March 2005
Spunlace non-woven fabric with X thread and its manufacture method	200510033576.9	Invention	PRC	Apply on 17 March 2005 Has passed initial exam
		Invention	30 Countries and Regions

Apply on June 2005
Obtain pass notice for initial exam of Europe Union and other 7 countries: Brazil (acceptance No. P10502653-9), Russia(2005118845), Korea (2005-0056783), Singapore (2005039417), Europe Union (05013515.1/EP05013515), The United Arab Emirates(GCC/P/2005/4854) and India (1629/DEL/2005)

Schedule 2:

Name List of PRC Subsidiaries of Party A

1 、	Winner Industries (Shenzhen) Co., Ltd.
2 、	Winner Medical & Textile Ltd. Zhuhai
3 、	Winner Medical & Textile Ltd. Jingmen
4 、	Winner Medical & Textile Ltd. Tianmen
5 、	Hubei Winner Textiles Co., Ltd.
6 、	Winner Medical & Textile Ltd. Yichang
7 、	Winner Medical & Textile Ltd. Jiayu
8 、	Winner Medical & Textile Ltd. Chongyang
9 、	Winner Medical (Huanggang) Co., Ltd.
10 、	L+L Healthcare Hubei Co., Ltd.
11 、	Shanghai Winner Medical Apparatus Co., Ltd.
12 、	Chongyang Wenqiang Medical Treatment Materials Co., Ltd. (Under Liquidation)